Exhibit 99.1
                                                                    ------------


Case Name: Interstate Bakeries
Corporation & All                                                Case No:
Subsidiaries                                                     04-45814-jwv-11
                                                                 ---------------

                  Consolidated Monthly Operating Report Summary
              For The Four Weeks Ended and as of November 12, 2005

REVENUE
-------
Gross Income                                                                    $     231,310,359
Less Cost of Goods Sold                                                               115,545,036
   Ingredients, Packaging & Outside Purchasing               $    58,752,731
   Direct & Indirect Labor                                        42,082,731
   Overhead & Production Administration                           14,709,574
Gross Profit                                                                          115,765,323
                                                                                -----------------

OPERATING EXPENSES
------------------
Owner - Draws/Salaries                                                     -
Selling & Delivery Employee Salaries                              57,742,526
Advertising and Marketing                                          1,765,098
Insurance (Property, Casualty, & Medical)                         13,826,621
Payroll Taxes                                                      4,768,675
Lease and Rent                                                     3,772,919
Telephone and Utilities                                            1,210,133
Corporate Expense (Including Salaries)                             5,793,783
Other Expenses                                                    33,763,029
Total Operating Expenses                                                              122,642,784
                                                                                -----------------
             EBITDA                                                                    (6,877,461)
Restructuring & Reorganization Charges                               334,886 (i)
Depreciation and Amortization                                      5,769,034
Other Income                                                         (48,740)
Gain/Loss Sale of Prop                                               (48,333)
Interest Expense                                                   3,890,886
Operating Income (Loss)                                                               (16,775,194)
Income Tax Expense (Benefit)                                      15,759,552
                                                                                -----------------
Net Income (Loss)                                                               $     (32,534,746)
                                                                                =================


CURRENT ASSETS
--------------
   Accounts Receivable at end of period                                         $     157,000,667
   Increase (Decrease) in Accounts Receivable for period                                4,535,319
   Inventory at end of period                                                          62,199,768
   Increase (Decrease) in Inventory for period                                         (1,373,840)
   Cash at end of period                                                              134,819,375
   Increase (Decrease) in Cash for period                                             (14,020,308)
   Restricted Cash                                                                     19,923,050  (ii)
   Increase (Decrease) in Restricted Cash for period                                      288,214

LIABILITIES
-----------
   Increase (Decrease) Liabilities Not Subject to Compromise                           54,120,775 (iii)
   Increase (Decrease) Liabilities  Subject to Compromise                               5,093,955  (iv)

   Taxes payable:
            Federal Payroll Taxes                            $    11,762,728
            State/Local Payroll Taxes                              5,555,639
            State Sales Taxes                                        743,247
            Real Estate and
                Personal Property Taxes                           17,708,345
           Other (see attached supplemental schedule)              5,898,438
           Total Taxes Payable                                                         41,668,397

See attached supplemental schedule for footnoted information.



IBC
Other Taxes Payable - Supplemental Schedule for period ended
November 12, 2005



    Description                                Amount

   Use Tax                           $       1,316,499
   Accr. Franchise Tax                       1,696,642
   Other Taxes                               2,885,297

   Total Other Taxes Payable         $       5,898,438
                                       ================


(i) Reorganization and restructuring expenses for the period include charges for professional fees of approximately $2,324,000, key employee retention plan and restructuring bonus accruals of approximately $447,000, and severance accrual adjustments of approximately ($2,500,000)

(ii) Restricted cash represents cash held as collateral pursuant to IBC's debtor-in-possession financing agreement.

(iii) ABA Pension Liability adjustments of approximately $60,238,000 were recorded to FY2005 during the 6th period of FY2006. These adjustments were not presented in the 5th period FY2006 MOR.

(iv) Liabilities totalling approximately $5,100,000 were recorded to Liabilities Subject to Compromise as the result of FY2005 year end adjustments. These adjustments related to vendor pre-petition claims reconciliation and income tax liabilities.

           EXPLANATORY NOTES TO THE INTERSTATE BAKERIES CORPORATION
                     CONSOLIDATED MONTHLY OPERATING REPORT
                         DATED AS OF NOVEMBER 12, 2005


1. This consolidated Monthly Operating Report (MOR), reflecting results for the four-week period ended November 12, 2005 and balances of and period changes (including year end adjustments reflected after the preparation of the May 28, 2005 MOR) in certain of the Company's accounts as of November 12, 2005, is preliminary, unaudited and subject to material change prior to the filing of the Company's fiscal 2004 and 2005 Annual Reports on Form 10-K and the fiscal 2005 and 2006 quarterly Form 10-Qs with the Securities and Exchange Commission (SEC). This MOR is being provided to the Bankruptcy Court and the U.S. Trustee pursuant to requirements under Local Rule 2015-2 C.

2. This MOR is not audited and will not be subject to audit or review by our external auditors on a stand-alone basis at any time in the future. This MOR reflects certain quarter and year end adjustments that are generally recorded upon review of major accounts prior to the end of each quarterly filing period. In addition, items included in these results for the period ended November 12, 2005 may relate to different periods or fiscal years and such items may be reflected in different quarters and fiscal years when the Company files its fiscal 2004 and 2005 annual Form 10-Ks and its fiscal 2005 and 2006 quarterly Form 10-Qs.

3. This MOR is not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) with regard to the following items (which list is not purported to be inclusive of every reason for non-GAAP compliance of this report):

     a. The Company has not completed the process of reconciling and identifying its pre and post-petition liabilities and those liabilities that will be subject to compromise. As such, liabilities classified as subject to compromise may change materially in future reports.

     b. This MOR may not reflect all non-cash asset valuation charges that could be identified due to financial circumstances leading to our bankruptcy filing on September 22, 2004 and our restructuring activities undertaken during fiscal 2005 and 2006. We may be required to reflect additional impairment charges related to our intangibles, namely trademarks and trade names, as well as to our income tax assets, property, plant and equipment and other operating assets. Significant impairment charges related to fiscal 2005 are discussed herein in Note 5.

     c. This MOR does not include certain financial statements and explanatory footnotes, including disclosures required under GAAP.

     d. This MOR is presented in a format providing information required under local rule and incorporating measurements used for internal operating purposes, rather than a GAAP-based SEC reporting format.

     e. Certain items related to results presented herein are under research and may impact results presented in future monthly reports. This MOR, as presented, may not be revised or corrected for such changes/adjustments. In addition, the MOR reflects certain quarterly and year end adjustments which may relate partially or fully to other periods.

4. The Company has not yet completed the preparation of its year end fiscal 2004 or fiscal 2005 financial statements and further work on these financials could impact fiscal 2006 results as presented.

5. During the period ended November 12, 2005 the Company identified and recorded certain preliminary prior years' adjustments. These adjustments, which reduced the Company's fiscal 2005 retained earnings by approximately $331.5 million and are not reflected in either the results of MORs filed in prior periods or the current MOR, included the following significant items:



                                                                  (In millions)
   Impairment of goodwill                                          $(215,346)
   Impairment of trademarks/tradenames                               (14,065)
   ABA pension plan liability                                        (66,213)
   Vendor pre-petition claims reconciliation                          (1,768)
   Miscellaneous operating adjustments                                    89
   Depreciation and capital asset abandonments                        (1,657)
   Restructuring cost adjustments:
       Curtailment gain related to ABA pension plan                    2,419
       Impairment of intangibles                                     (12,866)
       Capital asset impairment                                         (355)
       Adjustment of severance and related costs                       2,370
   Income tax effect of above and provision adjustments               64,189
   Deferred income tax asset valuation allowance                     (88,259)
                                                                 ------------
   Net reduction in retained earnings                              $(331,462)
                                                                 ============

     As noted above, such preliminary adjustments as presented are not final and are subject to material change. The Company's results presented in its fiscal 2004 and 2005 Annual Reports on Form 10-K, once finalized, will reflect these adjustments.

6. As of November 12, 2005 the Company had not borrowed under its $200 million debtor-in-possession credit facility, which is subject to a borrowing base formula based on its level of eligible accounts receivable. inventory, certain real property and reserves. The credit facility was utilized to support the issuance of letters of credit primarily in support of the Company's insurance programs. There were $71.4 million of letters of credit outstanding as of November 12, 2005, which were partially collateralized by $19.9 million of restricted cash as shown on the MOR. The amount of the credit facility available for borrowing was $106.9 million as of November 12, 2005. In addition to the borrowing base formula, each borrowing under the debtor-in-possession credit facility is subject to its terms and conditions, including the absence of an event of default thereunder.

7. Pursuant to the provisions of the Food Allergen Labeling and Consumer Protection Act of 2004 and recent amended regulations on nutrition labeling issued by the Food and Drug Administration ("FDA"), both of which are effective January 1, 2006, the Company must revise certain of its product labels to include information regarding allergens and trans fatty acids contained in its products. The Company applied to the FDA for and received an extension to December 31, 2006 for use of certain product packaging. Notwithstanding this extension, the Company expects that some of its packaging inventory will still be rendered obsolete as a result of the new law and amended labeling regulations. In addition, the Company is changing some of its packaging designs which has also rendered certain of its packaging inventory obsolete. The Company recorded a $2.2 million loss related to this obsolete packaging in the current period. Additional losses may be incurred resulting from the new legal requirements if the Company is unable to utilize all of the packaging for which it received the aforementioned extension within the twelve month extension period.

8. Based upon work performed by the Company in assessing its fiscal 2005 deferred income tax asset valuation allowance requirements, the Company has recorded a year-to-date fiscal 2006 income tax expense adjustment of $16.2 million in this MOR. This adjustment relates principally to a non-cash adjustment to the Company's valuation allowance against deferred tax assets.